                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2001, relating to the consolidated financial statements of Hydrogenics Corporation, which appears on page F-2 of Hydrogenics Corporation's Annual Report on Form 20-F for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Canada
January 17, 2002